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                                                                   EXHIBIT 10.11


                           EMPLOYEE LEASING AGREEMENT


     This is an Employee Leasing Agreement ("Agreement") by and between Bankers Insurance Company, a Florida corporation located at 360 Central Avenue, St. Petersburg, Florida 33701 ("BIC"), and Insurance Management Solutions Group, Inc., a Florida corporation located at 360 Central Avenue, St. Petersburg, Florida 33701 ("IMSG").

     WHEREAS, BIC employs certain individuals who have been trained in customer services and other areas in the property and casualty insurance business, and

     WHEREAS, BIC desires to continue employing these individuals as a result of the favorable tax rate BIC receives under Florida's premium tax structure for insurance companies, and

     WHEREAS, IMSG desires to lease these employees because of their skills and expertise, and

     WHEREAS, BIC is willing to lease these individuals to IMSG.


     NOW THEREFORE, in consideration of the premises and other valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Terms

        a) BIC shall lease to IMSG and IMSG shall lease from BIC certain employees, as agreed to between the parties from time to time.

        b) The number of employees to be leased will vary depending on the employment needs of IMSG and the availability of employees from BIC.

        c) In consideration of BIC making these employees available to IMSG, IMSG agrees to pay all expenses in connection with said employees including, but not limited to, salaries, bonuses, holiday and sick pay, benefits, applicable employer taxes, Workers' Compensation coverage, and any other direct or indirect expenses associated with the employment of these individuals. Such expenses will either be paid directly by IMSG or reimbursed on a dollar-for-dollar basis to BIC by IMSG.

        d) IMSG shall indemnify and hold harmless BIC from any liabilities incurred by or on behalf of the leased employees within the scope of their employment by IMSG including, but not limited to, the obligations set forth in paragraph 1(c) above and any applicable federal, state, or local law, rule or regulation.


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        e)  IMSG agrees to make available to the leased employees the same benefits which were available to the employees from BIC, including but not limited to, 401K plan, bonuses, dental insurance, flexible spending accounts, life insurance, and medical insurance.

        f) The leased employees will also have the same company holidays as was provided by BIC.

      2. Length of Agreement. This Agreement shall remain in effect until the parties mutually agree to its termination or one party gives the other party at least 60 days prior notice of intent to terminate.

      3. Compensation. IMSG shall determine the compensation of each leased employee.

      4. Duties. Leased employee shall have such duties as may from time to time be reasonably assigned to him or her by IMSG.

      5. Extent of Services. Leased employees shall devote their entire time, energy and attention to their duties in connection with IMSG, and shall not engage in or carry on or be employed by, directly or indirectly, any other business of profession without the consent of IMSG; provided, however, that nothing herein contained shall prohibit leased employees from investing or trading in stock, bonds, commodities or other securities or forms of investments, including real property.

      6. Termination of Employment. IMSG may terminate leased employee's employment hereunder upon leased employee's disloyalty, misconduct or other similar cause.

      7. Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by certified or registered mail, return receipt requested, to the parties at the following addresses:

            To BIC at:        360 Central Avenue
                              St. Petersburg, FL  33701
                              Tel:  (813) 823-4000 ext. 4416
                              Fax:  (813) 823-6518
                              Attention:  G. Kristin Delano

            To IMSG at:       360 Central Avenue
                              St. Petersburg, FL  33701
                              Tel:  (813) 823-4000 ext. 4427
                              Fax:  (813) 823-6518
                              Attention:  Jeffrey S. Bragg

      8. Waiver of Breach. The waiver by either party of a breach of any condition of this Agreement shall not be construed as a waiver of any subsequent breach.


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      9.    Assignment. The rights and obligations of either party under this
Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of both parties.

      10. Attorney's Fees. In the event either party is required to bring suit to enforce the provisions of this Agreement, the losing party agrees to be responsible for the payment to the prevailing party of reasonable attorney's fees and court costs, whether the same are incurred in connection with trial or appeal.

      11. Entire Agreement. This Agreement contains the entire agreement of the parties. It may not be changed orally, but only by an agreement in writing signed by both parties.

      12. Governing Law. This Agreement shall be construed under and be governed by the laws of the State of Florida.

      13. Prior Agreements. This Agreement amends and supplants any and all prior Employment Agreements between the parties hereto.

      14.   Scope.

            (a) IMSG shall retain sufficient direction and control over the workplace and the employee's to supervise all day-to-day work activities of the employees necessary to conduct IMSG's business. As the supervising employer, IMSG shall assume all liability for any actions or inactions by the employees for such business related services and activities. In addition, IMSG shall ensure that the employees adhere to employment and safety policies designated and provided by BIC and/or as may be required by law.

            (b) IMSG shall make any and all strategic, operational or other business-related decisions regarding IMSG's business. Such decisions and related outcomes shall exclusively be the responsibility of IMSG and BIC shall bear no responsibility nor liability for any actions or inactions by IMSG.

      15. COBRA. Should IMSG not accept BIC's group health insurance coverage, IMSG retains all obligations for the continuation of coverage for any current COBRA participants as well as for any and all eligible employees at the time of termination of the Agreement. If IMSG does not accept BIC's group health insurance coverage, upon termination of this Agreement, for any reason, IMSG shall obtain group health insurance coverage for all former employees, and shall assume from BIC all responsibility and obligation for the continuation of coverage for any COBRA participants as well as for any and all eligible employees at the time of termination of the Agreement for the remainder of their COBRA eligibility period.

      16.   Human Resources / Employee Relations.

            (a) Adding and Removing Employees: Each and every employee must complete the BIC employment application process and must be accepted by BIC prior to becoming an employee of BIC. BIC agrees that should IMSG request the


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      removal of an employee, BIC shall promptly comply, provided such removal is permissible by the employment policies, procedures and practices of BIC. Such action shall not in any way abrogate BIC's rights as an employer to terminate employment of any employee. IMSG shall notify BIC in writing of any addition or removal of employees within TWENTY-FOUR (24) hours of such event by way of forwarding the application process documents or separation notices (with all supporting write-ups).

            (b) Duty to Inform: IMSG shall inform BIC of employment related complaints, charges, and/or allegations raised by or related to the employees within FORTY-EIGHT (48) hours of receiving notice of such issues, and shall provide complete and accurate disclosure of all circumstances surrounding such matters. All harassment issues shall be given special priority and immediately communicated to BIC.

            (c) ADA: IMSG shall provide, at its own expense, reasonable access and accommodations as required by the Americans' with Disabilities Act, and any regulations related thereto. In addition, IMSG shall comply with the guidelines and provisions of the Americans' with Disabilities Act in its determinations of individuals it may request BIC to hire, promote, or fire.

            (d) FMLA: IMSG shall at all times comply with the Family and Medical Leave Act ("FMLA") and it is IMSG's responsibility to reinstate eligible employees, and in all other manner to comply with the FMLA. This provision shall survive termination of this Agreement.

            (e) EEOC: IMSG shall abide by and comply with all other applicable employment related laws and regulations (State and Federal), including, but not limited to, those related to discrimination based on race, sex, color, age, national origin, religion and marital status; as well as those laws governing sexual harassment, and/or discrimination.

            (f) AAP: Any and all Affirmative Action Plan program development, administration, tracking, and the like, shall be the exclusive responsibility of IMSG unless otherwise specifically stated herein.

      IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

WITNESSES:                             BANKERS INSURANCE COMPANY
                                       "BIC"


 /s/ C. Anthony Sexton                 By: /s/G. Kristin Delano
-------------------------------------     --------------------------------------
                                       As Its: Corporate Secretary
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                                       Date: 5-19-98
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WITNESSES:                             INSURANCE MANAGEMENT SOLUTIONS
                                       GROUP, INC.
                                       "IMSG"


 /s/ Diane Holland                     By: /s/ Jeffrey S. Bragg
-------------------------------------     --------------------------------------
 /s/ C. Anthony Sexton                 As Its: Executive Vice President/COO
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                                       Date: 5/19/98
                                            ------------------------------------


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